EXHIBIT 16

Deloitte & Touche USA LLP
1100 CARILLON BUILDING
227 WEST TRADE STREET
CHARLOTTE, NC

Tel: 704-887-1500
Fax: 704-887-1561
www.deloitte.com

September 23, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madams:

We have read Item 4 of The Cato Corporation’s Form 8-K dated September 16, 2003, and we agree with the statements made therein, except for the fifth paragraph of Item 4 for which we have no basis for agreement or disagreement.

Yours truly,

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